CONSENT OF DOUGLAS C. PETERS

The undersigned hereby consents to:

(i)	the filing of the written disclosure (the “Technical Disclosure”) regarding:

(a)	the technical report entitled “Updated Report on The Daneros Mine Project, San Juan County, Utah, U.S.A.” dated March 2, 2018;
(b)

the technical report entitled “Updated Technical Report on Energy Fuels Resources Corporation’s Whirlwind Property (Including Whirlwind, Far West, and Crosswind Claim Groups and Utah State Metalliferous Minerals Lease ML-49312), Mesa County, Colorado and Grand County, Utah”, dated March 15, 2011;

(c)	the technical report entitled “Updated Technical Report on Sage Plain Project (Including the Calliham Mine), San Juan County, Utah USA” dated March 18, 2015; and
(d)	the technical report entitled “Technical Report on Energy Fuels Inc.’s La Sal District Project,” dated March 25, 2014,

contained in the Annual Report on Form 10-K for the period ended December 31, 2017 (the “10-K”) of Energy Fuels Inc. (the “Company”) filed with the United States Securities and Exchange Commission (the “SEC”);

(ii)	the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-3 Registration Statement being filed with the SEC, and any amendments thereto (the “S-3”); and

(iii)	the use of my name in the 10-K and the S-3.

/s/ Douglas C. Peters
Douglas C. Peters, Certified Professional Geologist

Date: November 5, 2018